Exhibit 99.1

diaDexus, Inc. Reports Second Quarter 2014 Financial Results

23 Percent Year-Over-Year Revenue Growth

Conference Call Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)-- diaDexus, Inc. (OTCQB: DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today announced financial results for the second quarter ended June 30, 2014.

"We had a strong second quarter with 23 percent growth in our year-over-year revenue, including a significant contribution coming from our services agreement with GlaxoSmithKline (GSK) in addition to 7 percent growth in our base PLAC mass assay business,” said Lori Rafield, Ph.D., interim executive chair and chairman of the board for diaDexus. “As the marketplace begins to change with new industry-wide regulatory guidelines and potential competitive products, we remain focused on diversification of our portfolio, expansion of our customer base and continued support of our established customers. The continued evolution of the company’s leadership team announced last month will support these efforts and our future growth.”

Recent Highlights

1.

Received notification of administrative acceptance by the U.S. Food and Drug Administration (FDA) on the 510(k) submission of the PLAC Test for Lp-PLA2 Activity, indicating the application contained all of the necessary information needed to proceed with the substantive review.

2.	Entered into the second phase of the previously announced services agreement with GSK to provide additional laboratory testing and related services.
3.	Continued to progress feasibility studies for the biomarkers from our heart failure program.
4.

Announced leadership changes to drive and support future growth potential for the company, including the arrival on August 4, 2014 of Alexander Johnson as president and the retirement from diaDexus of Brian Ward, Ph.D., diaDexus' current chief executive officer and a director on the Board of Directors, by the end of 2014.

Total revenues for the second quarter of 2014 were $7.7 million, compared with $6.2 million reported in the second quarter of 2013. This 23 percent increase was driven primarily by revenue from the first phase of the laboratory services contract with GSK. Gross margins for the second quarter 2014 were 75 percent compared with 70 percent for the comparable period in 2013. Total operating expenses for the second quarter of 2014 were $7.9 million, compared with $6.7 million for the second quarter of 2013. The increase in operating expenses was primarily the result of the doubling of the sales force, increased sales and marketing efforts, and increased general and administrative costs associated with the change in leadership in the second quarter 2014 compared to the same quarter in 2013. The Company's net loss for the second quarter 2014 was $0.4 million, or $(0.01) per share, compared with a net loss of $0.4 million, or $(0.01) per share, in the second quarter of 2013. Cash and cash equivalents and investments at June 30, 2014 were $10.4 million compared to $13.8 million at March 31, 2014 and $16.8 million at December 31, 2013.

Webcast

diaDexus will host a conference call and webcast today, July 28 at 4:30 p.m. ET (1:30 p.m. PT) to discuss the second quarter 2014 results. The dial-in numbers for the conference call are 1 (877) 378-9048 for domestic callers and 1 (706) 679-2272 for international. The reservation number for both is 74498678. The webcast may be accessed via the company's website at www.diadexus.com/webcast. A replay of the webcast will be available shortly following the live webcast.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company's PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company's PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and manufactures the PLAC® Test for Lp-PLA2 Activity on-site. For more information, please visit the company's website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause actual results to differ materially from those expressed in such forward-looking statements include the factors necessary to achieve revenue guidance, including the continuation of our additional lab services arrangement with GSK, and product opportunity expectations for the remainder of the year such as our ability to gain acceptance of our PLAC® Test products in the marketplace; our ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; product pricing and demand with a concentrated customer base; our ability to continue to grow revenue at the same quarterly or annual rate; the continued focus of regulatory agencies and payors on costs; relationships with key customers, including GSK; third party payors' acceptance of and reimbursement for the PLAC® Tests; our ability to develop and commercialize new products and services; various risks associated with the international expansion of our business; the timing of data publication for the second Phase 3 study of darapladib that was conducted by GSK and its impact on the PLAC® Test adoption and sales; our ability and timing to support the new 510(k) application for, and provide all the required information in order to obtain FDA clearance of our new automated Lp-PLA2 Activity test; our ability to continue to manufacture the PLAC® Test for Lp-PLA2 Activity to meet customer demand; our ability to successfully develop and commercialize tests to measure MR-proADM, MR-proANP, CT-proET1 for clinical evaluations, the timing of when the development efforts may be completed, whether the FDA will clear any or all of these commercial tests, whether Thermo Fisher Scientific can meet our supply requirements and whether these tests will be ordered by physicians and reimbursed by public or private payors; the adequacy of our intellectual property rights; our ability to satisfy obligations under license agreements, to maintain license rights under those license agreements and to enter into any necessary licenses on acceptable terms; our limited revenue and cash resources; our significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company; our ability to drive and support our future growth potential; and our ability to successfully transition to new management leadership. Future financing needs will depend on our ability to continue increasing the rate of adoption for our products by physicians and our progress in expanding insurance coverage for the PLAC® Test. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our most recent yearly report on Form 10-K and other reports filed with the Securities and Exchange Commission, and available at the SEC's web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, we disclaim any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product sales	$6,566	$6,141	$11,577	$11,601
Service revenue	1,035	—	1,384	—
License revenue	75	77	150	153
Royalty revenue	—	—	—	18
Total revenues	7,676	6,218	13,111	11,772
Operating costs and expenses:
Product costs	1,810	1,890	3,403	3,715
Service costs	142	—	187	—
Sales and marketing	2,648	1,972	5,129	3,922
Research and development	1,247	1,147	4,288	2,263
General and administrative	2,078	1,667	4,221	3,647
Total operating costs and expenses	7,925	6,676	17,228	13,547
Loss from operations	(249)	(458)	(4,117)	(1,775)
Interest income, interest expense and other income (expense), net:
Interest income	—	—	1	2
Interest expense	(205)	(92)	(424)	(185)
Other income (expense), net	13	104	11	347
Loss before income tax	(441)	(446)	(4,529)	(1,611)
Income tax	—	—	(12)	(5)
Net loss	$(441)	$(446)	$(4,541)	$(1,616)
Basic and diluted net loss per share:	$(0.01)	$(0.01)	$(0.08)	$(0.03)
Weighted average shares used in computing basic and diluted net loss per share	54,938,028	54,206,637	54,855,369	54,055,972

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$10,416	$16,847
Accounts receivable, net of reserve of $7 and $5 at June 30, 2014 and December 31, 2013, respectively	4,433	3,027
Inventories	353	460
Prepaid expenses and other current assets	912	845
Total current assets	16,114	21,179
Restricted cash	1,400	1,400
Property and equipment, net	842	968
Other long-term assets	65	100
Total assets	$18,421	$23,647
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$809	$611
Notes payable, current portion	2,778	2,763
Deferred revenues, current portion	109	228
Deferred rent, current portion	89	51
Unfavorable lease obligations	757	697
Accrued and other current liabilities	2,666	2,203
Total current liabilities	7,208	6,553
Non-current portion of notes payable	5,654	7,047
Non-current portion of deferred rent	272	336
Non-current portion of unfavorable lease obligation	1,378	1,777
Other long term liabilities	477	414
Total liabilities	14,989	16,127
Commitments and contingencies
Stockholders' equity:

Preferred Stock	—	—
Common stock	551	548
Additional paid-in capital	207,318	206,868
Accumulated deficit	(204,437)	(199,896)
Total stockholders' equity	3,432	7,520
Total liabilities and stockholders' equity	$18,421	$23,647

diaDexus, Inc.
Lori Rafield, Ph.D., 650-246-6427

Interim Executive Chair and Chairman of the Board of Directors

or
Investor/Media Relations:
BrewLife
Nicole Foderaro, 415-946-1058
nfoderaro@brewlife.com